Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-1
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Original Principal Class A                        840,000,000.00
   Class A-1                                      729,600,000.00
   Class A-2                                       48,000,000.00
   Class A-3                                       62,400,000.00
Number of Class A Bonds (000's)                       840,000.00
   Class A-1                                          729,600.00
   Class A-2                                           48,000.00
   Class A-3                                           62,400.00
Original Principal Class B                         45,600,000.00
Number of Class B Bond (000's)                         45,600.00

Distribution Date                                 Total 1998
Days

CLASS A
Class A-1 Principal Distribution                  211,667,724.73
Principal Payment Factor (per 1,000 Bond)          290.114754295

Class A-1 Interest Distribution                    26,363,832.72
Class A-1 Interest Payment Factor (per 1,000        36.134639151
Bond)

Class A-2 Principal Distribution                            0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Class A-2 Interest Distribution                     2,856,690.88
Class A-2 Interest Payment Factor (per 1,000        59.514393333
Bond)

Class A-3 Principal Distribution                            0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Class A-3 Interest Distribution                     3,776,964.81
Class A-3 Interest Payment Factor (per 1,000        60.528282222
Bond)

CLASS B
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Interest Distribution                               2,898,789.67
Interest Payment Factor (per 1,000 Bond)            63.569948889